EXHIBIT 23.2




                                     CONSENT




The Board of Directors of
BENEFICIAL CORPORATION:


We consent to the incorporation by reference in this Registration Statement of Beneficial Corporation on Form S-3 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of Beneficial Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
August 13, 1997